EXHIBIT 23 - CONSENT OF INDEPENDENT AUDITORS
--------------------------------------------


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-37253, Form S-8 No. 33-37829, Form S-8 No. 33-16362, Form S-8
No. 2-93268, Form S-8 No. 2-65503 and Form S-8 No. 333-83598) of Scan-Optics,
Inc. of our report dated March 26, 2004, with respect to the consolidated financial statements and schedule of Scan-Optics, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


                                                           /s/ Ernst & Young LLP


Hartford, Connecticut
March 30, 2004